UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2006

DESIGN WITHIN REACH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50807	94-3314374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Bush Street, 20th Floor, San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 676-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On February 28, 2006, the Board of Directors of Design Within Reach, Inc. (the “Company”) adopted the Design Within Reach Incentive Bonus Plan for 2006 (the “Bonus Plan”). Under the Bonus Plan, the target cash bonus for the Chief Executive Officer is 34% of base salary, for the Executive Vice Presidents is 25%, for Vice Presidents is 18% and for other executives and senior management is between 14% and 5% of base salary with the individual’s potential payouts ranging from 0% to 54% of base salary. Actual bonuses paid under the Bonus Plan, if any, will be based on net income of the Company for fiscal year 2006.

The Board of Director’s approval of the terms of the Bonus Plan shall not be deemed to create an enforceable agreement between the Company and any eligible participant and the board of Directors retains the discretion to change plan design and participants without notice to, or approval of, any participants. No entitlement to payments under the Bonus Plan shall exist until the payments are authorized by the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	March 7, 2006

DESIGN WITHIN REACH, INC.

By:	/s/ Ken La Honta
Ken La Honta
Chief Financial Officer, Chief Operating Officer and Secretary